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                      COLLATERAL ASSIGNMENT OF STORE LEASES

                                       by

                            VITAMIN SPECIALTIES CORP.

                           a Pennsylvania Corporation,

                                   In Favor of

                       THE CHASE MANHATTAN BANK, AS AGENT

                               Dated: May 1, 1998

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Record and Return to:
Gibbons, Del Deo, Dolan,
  Griffinger & Vecchione
One Riverfront Plaza
Newark, New Jersey 07102

Attention:  Michael J. Lubben, Esq.
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                      COLLATERAL ASSIGNMENT OF STORE LEASES

      This Collateral Assignment of Store Leases is made as of May 1, 1998.

      BY: VITAMIN SPECIALTIES CORP., a Pennsylvania corporation having its principal place of business at 500 Halls Mill Road, Freehold, New Jersey 07728, and its successors and assigns ("Assignor");

      IN FAVOR OF: The Chase Manhattan Bank, as Agent under the Term Loan Agreement defined below, having offices at One Chase Manhattan Plaza, New York, New York 10081, and its successors and assigns ("Assignee").

                                    RECITALS:

      Contemporaneously herewith, Assignor has executed a VSC Term Security Agreement, dated as of the date hereof, in favor of Assignee (the "Agreement"); and

      Pursuant to the Agreement and the arrangements referred to therein, including the VSC Term Guaranty and Term Loan Agreement as defined therein, Assignor will receive substantial benefits, and Assignee requires, among other things, that Assignor grant this Assignment.

      NOW THEREFORE, in consideration of the above premises and other good and valuable consideration, receipt of which is hereby acknowledged, Assignor hereby agrees as follows:

      1. Definitions.

            A. Defined Terms. In addition to the terms defined above, the following capitalized terms in this Assignment shall have the following meanings:

                  "Assignment" means this Collateral Assignment of Store Leases and all modifications, renewals and extensions of, and all amendments to, this Assignment.

                  "Event of Default" has the meaning set forth in the Term Loan Agreement.

                  "Leases" means the leases set forth on Exhibit A hereto, all renewals, extensions or modifications thereof, and any and all other leases entered into or assumed by the Assignor for real property used for store leases to conduct retail vitamin sales, now or hereafter existing.

                  "Loans" has the meaning set forth in the Term Loan Agreement.
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                  "Term Loan Documents" has the meaning set forth in the Term
Loan Agreement, including this Assignment.

                  "Property" means any real property which is the subject of a Lease.

      2. Granting Clause. To secure the observance, payment and performance of the Loans and all obligations of Assignor under or in connection with the VSC Term Guaranty , Assignor hereby assigns and transfers to Assignee all of Assignor's rights, title and interest under the Leases, including all future rentals, issues and profits from any sublease or license of the Property while such Lease remains in effect. These grants, however, are made upon the express condition that after the VSC Term Guaranty and Loans and all such obligations are paid and performed in full, without offset and without deduction or credit for any amount payable for taxes or otherwise, this Assignment shall be discharged by Assignee upon Assignor's request.

      3. Confirmation of Assignment. A written statement of any employee or agent of Assignee that the Loans remain outstanding shall be sufficient evidence of the continuing force and effect of this Assignment.

      4. Payment to Assignee. A demand by Assignee on any tenant or user of the Property while the Lease remains in effect shall be sufficient warrant to that tenant or user to make future payments to Assignee without the necessity for any further consent whatsoever by Assignor. Assignor hereby agrees to assert no claim whatsoever against any tenant or occupant relating to the making of payments to Assignee pursuant to this Assignment.

      5. VSC Term Guaranty. Assignor hereby agrees to perform all its duties and obligations under the VSC Term Guaranty and other Term Loan Documents binding upon it. If there shall be any inconsistency between any term or condition of this Assignment and that of the VSC Term Guaranty, the term or condition in the VSC Term Guaranty shall prevail.

      6. Performance of Lease. Assignor agrees to each of the following:

            (A) to perform all of its duties and obligations under each Lease in a timely manner;

            (B) to send to Assignee copies of any notices of default under, or violations or termination of, any Lease, immediately upon receipt;

            (C) to make no modifications of any Lease without Assignee's prior written consent;

            (D) to sublet, or permit any tenant to use any portion of any Property, only with Assignee's prior written consent; and

            (E) not to pay rent in advance of one month.

      7. Consents. Assignor covenants and agrees, within ninety (90) days after the date hereof, or as soon as possible thereafter, to use its best efforts to obtain for each Lease the landlord's consent to this Assignment, in substantially the form attached hereto as Exhibit B, and for all Leases entered into after the date hereof, to obtain the landlord's consent to this Assignment upon entering into said Lease.

      8. Remedies. After any failure to perform any of the terms and conditions of this Assignment, upon the occurrence of any Event of Default, Assignee may, at Assignee's option, do any of the following in any order and at any time, simultaneously or not simultaneously, after ten (10) days notice to the landlord under any Lease, directly or through any nominee:

            (A) assume all rights and obligations of Assignor under any Lease;

            (B) assign any Lease and furnish to the landlord an assignment and assumption agreement from the assignee;

            (C) cure any defaults by Assignor under any Lease; and

            (D) exercise all other rights and remedies available at law or in equity.

      9. Other Remedies. No provision of this Assignment and no act done or omitted by Assignee pursuant to this Assignment shall be deemed to be a waiver by Assignee of any rights and remedies under this Assignment, the VSC Term Guaranty or any other Term Loan Document, and this Assignment is made and accepted without prejudice to any of the rights and remedies possessed by Assignee under the VSC Term Guaranty, any other Term Loan Document or agreement, or at law or in equity. Assignee may collect the Loans, exercise any other remedies and enforce any other security either prior to, simultaneously with, or subsequent to the exercise of any right or remedy under this Assignment.

      10. No Liability. Unless Assignee shall assume rights and duties of Assignor under a Lease or assign the same, (i) Assignee shall not be obligated to perform or discharge any obligation or duty to be performed or discharged by Assignor under such Lease; and (ii) Assignor hereby agrees to indemnify and to save harmless Assignee from any and all liability arising from such Lease or from this Assignment. This Assignment shall not make Assignee responsible or liable for any negligence in the management, operation, upkeep, repair or control of the Property resulting in loss or injury or death to any tenant, licensee, employee or other person.

      11. Assignee's Payments. Any payments or expenses incurred by Assignee to protect its interest in the Leases including curing any defaults by Assignor under any Lease, shall be part of the Loans secured by this Assignment and shall be due and owing with interest at the Default Rate under the Term Loan
Agreement.
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      12. Further Assurances. Assignor shall, within ten (10) days of Assignee's demand, execute and deliver all such further assurances and assignments and deliver the original executed form of any Lease as Assignee may, from time to time, reasonably request, the reasonable cost of so doing to be paid by Assignor.

      13. Miscellaneous Terms. All provisions in Article 12 of the Term Loan Agreement as to waivers, modifications, governing law, notices, jurisdiction and successors and assignors are incorporated into, and deemed to apply to, this Assignment.

      14. Receipt of Copy. Assignor acknowledges receipt of a true copy of this Assignment, without charge.

      Assignor has executed this Collateral Assignment of Store Leases, as of the date first written above.

                                    VITAMIN SPECIALTIES CORP.


                                    By: /s/ I. Alan Hirschfeld
                                        ----------------------------
                                        Name:
                                        Title:

                                 ACKNOWLEDGMENT

STATE OF NEW JERSEY     :
                        : SS:
COUNTY OF SOMERSET      :

      On this 1st day of May, 1998 before me personally came I. Alan Hirschfeld, to me known, who, being duly sworn, did depose and say that he is Exec. Vice President of VITAMIN SPECIALTIES CORP., the corporation described in and which executed the foregoing instrument, and that he is authorized to execute the foregoing instrument on behalf of said corporation and that he executed the instrument as the act of said corporation.


                                             /s/ S. A. Denkovic
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